SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report Under to Section 13 or 15(d) of
The Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  June 30, 1995
Commission File Number:  1-10013


              Larson Davis Incorporated
(Exact Name of Registrant as Specified in its Charter)


            Nevada                           87-0429944
(State or other jurisdiction of            (IRS Employer
incorporation or organization)           Identification No.)


    1681 West 820 North, Provo, Utah         84601
(Address of Principal Executive Offices)   (Zip Code)


Registrant's Telephone Number, Including Area Code:
(801) 375-0177


                                  N/A
(Former name, former address, and formal fiscal year, if changed since last report)



Page 1 of 3 consecutively numbered pages.



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Larson Davis Incorporated (the "Company") has reached an agreement in principle with Harris Miller Miller & Hanson, Inc. ("HMMH"), an established consulting firm, to license its proprietary Airport Noise and Operations Monitoring Software ("ANOMS") and to transfer management of certain airport noise monitoring contracts to HMMH. The agreement is subject to the negotiation and execution of definitive documents, and there is no assurance that it will be completed.

The current proposed terms provide for the payment to the Company of a royalty fee on execution of the final agreement of $125,000, $150,000 in guaranteed annual royalties for a ten-year period (an aggregate of $1,500,000), and a varying royalty of 2.5% to 4% on the gross revenues of HMMH from the sale, installation, upgrade, and maintenance of airport noise monitoring systems. HMMH will use its best efforts to include the Company's hardware in its future proposals for airport noise monitoring systems and the Company will agree to provide such equipment at a 25% discount. HMMH will have the right to purchase all of the Company's rights to the ANOMS software and under the agreement at a predetermined price $3,000,000, $2,200,000, $1,700,000, and
$875,000, respectively, on the three, five, seven, and ten year anniversaries of the agreement and at the end of fifteen years will have a royalty free license to continue to use the ANOMS software.

The Company does not anticipate that the proposed transaction will have a material effect on its balance sheet, although it will impact its results of operations. Installing and maintaining airport noise monitoring systems provided approximately $1,700,000 in gross revenues to the Company for the nine months ended March 31, 1995, with associated expenses of approximately $1,775,000 or a loss of approximately $75,000. If the proposed transaction had been completed at the beginning of the nine month period and HMMH had been awarded and completed the same work as the Company during this period, of which there can be no assurance, the Company would have had revenues of approximately $620,000 (excluding the one-time payment of the $125,000 royalty fee) with associated expenses of approximately $490,000, for a profit of approximately $130,000.

HMMH is a consulting firm established in 1981 by experienced acoustical engineers that has focused its business on interpreting airport noise regulations and establishing specifications for the hardware and software airports needed to monitor sound levels and other environmental occurrences at the airport and in surrounding communities. HMMH established the specifications for a number of airports at which the Company's systems are installed and provides consulting work to the Federal Aviation Administration (the "FAA"). The Company believes that HMMH has a strong marketing advantage in the airport industry because of its established reputation, experience, and long association with airport administrators.

The Company acquired the ANOMS Software from Technology Integration Incorporated ("TII") during the year ended June 30, 1994. Certain former key employees of TII became employees of the Company, and it is anticipated that they will become employees of HMMH if the proposed transaction is completed. The Company operated this division under the name Larson Davis Systems. The Company currently has approximately 16 completed or in-process airport contracts that will be subject to the agreement with HMMH, if the transaction is consummated.

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 13, 1995                LARSON DAVIS INCORPORATED


                                     By     /s/ Dan J. Johnson
                                       Dan J. Johnson, Vice-President
                                       Secretary/Treasurer
                                       (Principal Financial and
                                       Accounting Officer)